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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AMRESCO, INC. on Form S-3 of our report dated February 7, 1997, appearing in the Annual Report on Form 10-K of AMRESCO, INC. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP
Dallas, Texas


May 23, 1997